Exhibit 32

Certification Pursuant to 18 U.S.C.ss.1350, as Adopted to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Photo Control Corporation (the “Company”) on Form 10-K for the annual period ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacities listed below, hereby certifies, pursuant to 18U.S.C.ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge: (i) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Photo Control Corporation
Date:	March 19, 2004	By:	/s/ Curtis R. Jackels
Curtis R. Jackels Chief Executive Officer, President, Secretary and Director (principal executive officer)
Date:	March 19, 2004	By:	/s/ Christopher S. Lausen
Christopher S. Lausen Treasurer (principal financial and accounting officer)

* A signed original of this written statement required by Section 906 has been provided to Photo Control Corporation and will be retained by Photo Control Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

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